UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
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Covisint Corporation
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COVISINT CORPORATION
_____________________________________________________________

Corporate Headquarters
26533 Evergreen Road, Suite 500
Southfield, Michigan 48076
(248) 483-2000
July 15, 2015
Dear Covisint Shareholder:
You are cordially invited to attend the 2015 Annual Meeting of Shareholders of Covisint Corporation at 10:00 a.m., EDT, on Wednesday, August 26, 2015. The meeting will be a virtual meeting of stockholders. You will be able to participate in the meeting, vote, and submit questions during the meeting via the Internet by visiting www.virtualshareholdermeeting.com/COVS2015. A secure control number that will allow you to attend the meeting electronically can be found on the enclosed proxy card.
The following pages contain the formal Notice of the 2015 Annual Meeting of Shareholders and the Proxy Statement. You may wish to review this material for information concerning the business to be conducted at the meeting and the nominees for election as directors. Detailed information about voting your shares is provided in the Questions & Answers section on page 2 of the Proxy Statement.
Your vote is important because it gives you a voice in the governance of the company and its future. Whether you plan to attend the meeting or not, we urge you to vote your shares by completing, signing and returning your proxy card or by telephone or Internet, as soon as possible. This will ensure that your shares are represented at the meeting.
Sincerely,

/s/ Samuel M. Inman, III

Samuel M. Inman, III
Chairman, President and Chief Executive Officer

COVISINT CORPORATION
26533 Evergreen Road, Suite 500
Southfield, MI 48076

NOTICE OF THE 2015 ANNUAL MEETING OF SHAREHOLDERS
To Be Held August 26, 2015

To the Shareholders:
The 2015 Annual Meeting of Shareholders of Covisint Corporation will be held on Wednesday, August 26, 2015, at 10:00 a.m., EDT. The meeting will be a virtual meeting of shareholders. You will be able to participate in the meeting, vote, and submit questions during the meeting via live webcast by visiting www.virtual shareholdermeeting.com/COVS2015. A secure 12-digit control number that will allow you to attend the meeting electronically can be found on the enclosed proxy card.
At the meeting, we will ask you to consider and act upon the following matters:

(1)	The election of six (6) directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified;

(2)
A non-binding proposal to ratify the appointment of Grant Thornton LLP, our independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending March 31, 2016; and

(3) Such other business as may properly come before the meeting.

Shareholders of record of our common shares at the close of business on July 1, 2015, are entitled to notice of the 2015 Annual Meeting of Shareholders and to vote at the meeting. You may either vote at the meeting or by proxy, which allows your shares to be voted at the meeting even if you are not able to attend. On July 1, 2015, we had 39,211,755 outstanding common shares, our only class of stock outstanding.

We call your attention to the attached Proxy Statement. Please vote your shares and indicate whether you plan to attend the meeting either by signing, dating and returning the proxy card or by using the other voting mechanisms described in the Proxy Statement.

A copy of the 2015 Annual Report for the fiscal year ended March 31, 2014 accompanies this notice. The Proxy Statement and 2015 Annual Report of Covisint are also available at http://investors.Covisint.com/.

                        By Order of the Board of Directors,

/s/ Michael A. Sosin

Michael A. Sosin, Secretary
Southfield, Michigan
July 15, 2015

COVISINT CORPORATION

PROXY STATEMENT
2015 Annual Meeting of Shareholders

Table of Contents
QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING     2
SECURITY OWNERSHIP OF MANAGEMENT AND MAJOR SHAREHOLDERS     4
ITEM NO. 1 - ELECTION OF DIRECTORS     5
ITEM NO. 2 - RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM     8
CORPORATE GOVERNANCE     9
BOARD OF DIRECTORS     10
COMPENSATION OF DIRECTORS     14
COMPENSATION OF EXECUTIVE OFFICERS     15
EXECUTIVE COMPENSATION     15
OTHER MATTERS     20
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE     20
RELATED-PARTY TRANSACTIONS     21
EXPENSE OF SOLICITING PROXIES     21
SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2016 ANNUAL MEETING OF SHAREHOLDERS     21

20

QUESTIONS AND ANSWERS about THE ANNUAL MEETING
Why did I receive proxy materials?
Covisint Corporation is soliciting proxies from holders of our common shares to be voted at the 2015 Annual Meeting of Shareholders to be held at 10:00 a.m., EDT, on Wednesday, August 26, 2015, and at any adjournment or postponement of that meeting. References to “we,” “us”, “the Company” or “Covisint” are to Covisint Corporation.

How are proxy materials furnished?
We are pleased to furnish our proxy materials to shareholders on the Internet as permitted by the rules and regulations promulgated by the Securities and Exchange Commission, which allow us to provide our shareholders with the information they need in a more convenient manner, while lowering cost of delivery and reducing waste. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”). We will mail printed copies of the proxy materials to shareholders who request them or who have previously indicated their preference for printed copies. This Proxy Statement, the accompanying materials, the 2015 Annual Report to Shareholders (“Annual Report”) and the Notice will be first sent to or made available to shareholders and posted on the Internet on or about July 17, 2015.

What if multiple shareholders have the same address?
We will send a single copy of the proxy statement and annual report to any household at which two or more shareholders reside if they appear to be members of the same family. The practice is known as “householding” and enables us to reduce the expenses of delivering duplicate materials to our shareholders. Each shareholder retains a separate right to vote on all matters presented at the meeting. Any shareholder residing at such an address may request a separate copy of these materials at no cost by writing to us at 26533 Evergreen Road, Suite 500, Southfield, Michigan 48076, Attn: Investor Relations, or calling us at (248) 483-2000. If you are receiving multiple copies of materials, you may write or call us to request that we send only one copy by using the same address and phone number listed above.

Where will the Annual Meeting be held?
Covisint will be hosting the Annual Meeting live via the Internet. A summary of the information you need to participate in the Annual Meeting online is provided below:

•	Any stockholder can attend the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/COVS2015. The webcast starts at 10:00 a.m. EDT.

•	Please have available your 12-digit control number to enter the Annual Meeting.

•	Information on how to attend and participate via the Internet are posted at www.virtualshareholdermeeting.com/COVS2015.

What will I vote on at the annual meeting?
You will vote on two items:

•	The election of six (6) directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified; and

•
A non-binding proposal to ratify the appointment of Grant Thornton LLP, our independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending March 31, 2016.

Will there be any other items of business on the agenda?
We do not expect any other items of business because the deadline for shareholder proposals and nominations has already passed. However, if any other matters requiring a shareholder vote properly come before the meeting, the persons appointed as proxies will vote on such matters to the extent permitted by law in accordance with their best judgment.

Who is entitled to vote?
Shareholders of our common shares at the close of business on July 1, 2015 (the record date), are entitled to notice of the 2015 Annual Meeting of Shareholders and to vote. There are two types of shareholders: “shareholders of record” and “beneficial owners.” Only shareholders of record are entitled to vote in person at the meeting.

You are considered a “shareholder of record” if your shares are registered directly in your name with our transfer agent (Computershare Trust Company, N.A.).

You are considered a “beneficial owner” if your shares are held in a brokerage, bank or other institutional account. This is also commonly referred to as holding shares in “street name.” The Proxy Statement, Annual Report and a Vote Instruction Form are forwarded to you by your broker, bank or nominee who is considered to be, with respect to your shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares by using the Vote Instruction Form included in the mailing. You are also invited to attend the Annual Meeting.

How many votes do I have?
Each share you held as of the record date is entitled to one vote on each matter to be voted upon at the Annual Meeting.

What should I do if I received more than one proxy card?
If you received more than one proxy card, it is likely that your shares are registered differently or are in more than one account. You should sign and return all proxy cards to ensure all of your shares are voted.

How do I cast my vote?
Each shareholder, as an owner of the Company, is entitled to vote on matters scheduled to come before the Annual Meeting. The use of proxies allows a shareholder to be represented at the Annual Meeting if he or she is unable to attend the meeting via the Internet. We urge you to vote your shares promptly to make certain your vote will be counted at the meeting. There are different ways you may cast your vote:

You can vote by any of the following methods via the Internet:

Vote by Internet before the Annual Meeting. Use your computer to access the website listed on the proxy card (or the written Notice mailed to you) and, record your vote. The deadline for Internet voting is 11:59 p.m. (EDT) on August 25, 2015.

Vote by Internet. During the Annual Meeting use your computer to access the website listed on the proxy card (or the written Notice mailed to you) and follow the instructions to vote during the meeting.

If you request paper materials you may also vote as follows:

Vote by Mail. Complete, date, and sign your proxy card. Mail it in the prepaid envelope provided so that it reaches us before August 25, 2015.

Can I change or revoke my vote?
If you give a proxy, you may revoke it at any time before it is voted by:

•
Giving our Secretary a written notice of revocation that is dated later than the proxy card (if by mail or courier, sent to: Secretary, Covisint Corporation, 26533 Evergreen Road, Suite 500, Southfield, Michigan 48076);

•	Voting again by Internet (prior to August 25, 2015, at 11:59 p.m., EDT), since only your latest vote will be counted; or

•	Attending the meeting and voting via the Internet. Your attendance at the meeting does not automatically serve to revoke a proxy.

Who can attend the Annual Meeting?
Each shareholder as of the record date is entitled to attend the Annual Meeting as long as the shareholder has the valid 12-digit control number on the proxy card.

How does the Board of Directors recommend I vote?
All valid proxies that are properly executed and submitted in time for the meeting will be voted as specified in the proxy. If no specification is made, the proxies will be voted in accordance with the following recommendations of our Board of Directors:

Voting Matters	Board Vote Recommendation
Election of six (6) directors	FOR each director nominee named in this proxy statement
Management Proposals
Ratification of Grant Thornton LLP as auditors for fiscal year 2016	FOR

What constitutes a quorum?
On July 1, 2015, we had 39,211,755 outstanding common shares, our only class of stock outstanding. The presence, either in person or by proxy, of the holders of at least a majority of these outstanding common shares is necessary to constitute a quorum and to hold the 2015 Annual Meeting of Shareholders.
Shares relating to abstentions, broker non-votes and withheld votes will be counted for purposes of determining the presence of a quorum.
What is a broker non-vote?
A broker “non-vote” occurs when the shares that a broker nominee holds for a beneficial owner are represented at the meeting, but are not voted on a proposal because the broker nominee has not received specific instruction from the beneficial owner and the broker nominee does not have discretionary voting power to vote on the proposal.

Unless you provide specific instructions, your broker is not permitted to vote on your behalf on the election of directors and certain other matters to be considered at the shareholder meeting. For your vote to count on these matters, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the meeting.

How many votes are required for the approval of each item?

There are different vote requirements for the various proposals. In each case, a quorum must be present. For the election of directors, the six nominees receiving the greatest number of votes cast at the meeting or its adjournment will be elected. Withheld votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast and will therefore have no effect on the election. For ratification of the appointment of Grant Thornton as our independent registered public accounting firm, the affirmative vote of a majority of the votes cast by the holders of shares of the Company’s common stock entitled to vote is required for approval. Abstentions and any broker non-votes will be disregarded for purposes of determining the number of votes cast.

SECURITY OWNERSHIP OF MANAGEMENT AND MAJOR SHAREHOLDERS
The following table shows, as of the close of trading on July 1, 2015, the beneficial ownership of our common shares by all directors and executive officers as a group who were serving as such on that date, by each current director and nominee, by each executive officer named in the Summary Compensation Table and by all persons known to us to beneficially own more than five percent (5%) of our outstanding common shares. The number of shares beneficially owned is determined according to SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares that the individual has sole or shared right to vote or dispose of and also any shares that the individual has the right to acquire on July 1, 2015, or within sixty (60) days thereafter, through the exercise of any stock option or other right. Accordingly, the following table does not include options to purchase our common stock which are not exercisable within the next sixty (60) days. Except as otherwise noted, each beneficial owner identified in the table below has sole voting and dispositive power for the shares shown in the table. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Covisint Corporation, 26533 Evergreen Road, Suite 500, Southfield, Michigan 48076.

Name and Address of Beneficial Owner	Beneficial Ownership of our Common Stock	Percent Ownership
Greater than 5% Shareholders
FMR, LLC (1)	4,304,247	11.0%
Elliott Associate, LP (2)	2,952,357	7.5%
Partolan Capital Management, LLC (3)	2,003,302	5.1%

Executive Officers and Directors
Homaira Akbari (4)	26,882	*
Enrico Digirolamo (5)	60,000	*
Bernard M. Goldsmith (6)	105,954	*
William O. Grabe (7)	103,195	*
Lawrence David Hansen (4)	26,882	*
Samuel M. Inman, III (8)	291,540	*
Michael Keddington (9)	35,000	*
Philip F. Lay (10)	30,753	*

All directors and executive officers as a group (8 persons)	680,197	1.7%

*	Less than 1%

(1)	Based solely on a Schedule 13G, dated January 9, 2015, filed by FMR LLC, 245 Summer Street, Boston, MA 02210.

(2)
Based solely on a Schedule 13G, dated February 17, 2015, filed by Elliott Associates, L.P., is 40 West 57th Street, New York, New York 10019. The Schedule 13G was filed collectively by Elliott Associates L.P. and its wholly-owned subsidiaries (“Elliott”), Elliott International, L.P. (“Elliott International”) and Elliott International Capital Advisors (“EICA”).

(3)	Based solely on a Schedule 13G, dated April 28, 2015, filed by Partolan Capital Management, LLC, 2 International Place, 26th Floor, Boston, MA 02210.

(4)	Includes 26,882 restricted stock units that vest within 60 days of July 1, 2015.

(5)	Includes 60,000 options shares granted in accordance with our 2009 Long Term Incentive Plan exercisable within 60 days of July 1, 2015.

(6)	Includes 67,000 option shares granted in accordance with our 2009 Long Term Incentive Plan exercisable within 60 days of July 1, 2015, and 38,954 RSUs that vest within 60 days of July 1, 2015.

(7)	Includes 67,000 option shares granted in accordance with our 2009 Long Term Incentive Plan exercisable within 60 days of July 1, 2015, and 36,195 RSUs that vest within 60 days of July 1, 2015.

(8)	Includes 250,000 option shares granted in accordance with our 2009 Long Term Incentive Plan exercisable within 60 days of July 1, 2015.

(9)	Includes 35,000 option shares granted in accordance with our 2009 Long Term Incentive Plan exercisable within 60 days of July 1, 2015.

(10)	Includes 3,871 option shares granted in accordance with our 2009 Long Term Incentive Plan exercisable within 60 days of July 1, 2015, and 26,882 RSUs that vest within 60 days of July 1, 2015.

ITEM NO. 1 - ELECTION OF DIRECTORS

Nominees

Our Board of Directors proposes that the six director nominees named in the following summary be elected as our directors, each to hold office until the 2015 Annual Meeting of Shareholders and until his or her successor is elected and qualified. If a quorum is present, the six nominees receiving the greatest number of votes cast will be elected. Withheld votes will not be deemed votes cast in determining which nominees receive the greatest number of votes cast and will therefore have no effect on the election.
All nominees for election have indicated their willingness to serve, if elected. If any of them is unable or declines to serve as a director, the proxy holders intend to vote the proxies in accordance with their best judgment for the election of another person nominated in accordance with our Bylaws.
The following table provides summary information about each director nominee. Each director nominee is elected annually by a plurality of votes cast (i.e., the top six vote recipients are elected).

Name	Age	Years/ Tenure	Independent	Occupation	Experience/ Qualification	Committee Memberships (1)			Other Public Company Boards
						Audit	Comp	Nom/Gov
Homaira Akbari	54	1	Yes	President and CEO, AKnowledge Partners, LLC	Technology, Strategy, Leadership			M	Landstar Systems, Inc. Gemalto N.V., Veolia Environnement VE SA
Bernard Goldsmith	71	3	Yes	General Partner, Updata Partners	Technology, Finance	C	M
William O. Grabe	77	3	Yes	Managing Director, General Atlantic LLC	Finance, Technology, Marketing		M	C	Gartner, Inc., Lenovo Group Limited
Lawrence David Hansen	50	2	Yes	Vice President, General Manager, Dell, Inc.	Technology, Sales, Marketing, Leadership	M	C
Samuel M. Inman, III	64	2	No	President and CEO, Covisint Corporation	Industry, Technology, Finance, Leadership
Philip F. Lay	66	2	Yes	Independent Consultant	Technology, Sales, Marketing, Leadership	M		M

(1)	“C” represents the committee chairperson and “M” represents committee member.

A brief description of each nominee's experience and qualifications follows:

Homaira Akbari

Homaira Akbari has served as a director of Covisint since November 2014. Ms. Akbari has been President and CEO of AKnowledge Partners, LLC, an international advisory firm providing services to leading private equity funds and large corporations since September 2012. From October 2007 to June 2012, she was the President, Chief Executive Officer and a Director of SkyBitz, Inc., a SaaS-based remote asset monitoring and security solutions company. She has held executive and senior managerial roles in Microsoft (NASDAQ: MSFT), Thales, SA (Euronext: HO), and TruePosition, a wholly-owned subsidiary of Liberty Media Corporation (NASDAQ: LMCA). Dr. Akbari serves on a number of public and private boards of directors, including Landstar System, Inc. (NASDAQ: LSTR), Gemalto N.V. (Euronext NL0000400653 GTO) and Veolia Environnement VE SA, (OTCMKETS:VEOEY). From April 2014 to March 2015, Dr. Akbari served as Chair of the Board of Directors of Dauria Aerospace, a privately held “platform-as-a-service” provider of geo-intelligence and geo-services. Dr. Akbari holds a Ph.D. in particle physics from Tufts University and an MBA from Carnegie Mellon Tepper School of Business. Ms. Akbari’s expertise in strategy and technology adoption, her significant knowledge of the internet of things, and her executive management experience provides our Board of Directors with valuable insight and experience.

Bernard M. Goldsmith

Mr. Goldsmith has served as a director of Covisint since November 2012. Mr. Goldsmith is a general partner of Updata Partners, a private equity firm he co-founded in 1998 that invests in software, Internet, and business services companies. Mr. Goldsmith has spent more than 35 years in the information technology industry, as a founder, senior executive, investor, and advisor to leading software and IT services companies. He is an “audit committee financial expert,” as defined by the rules and regulations of the SEC. In 1968, Mr. Goldsmith founded CGA Computer, Inc. (“CGA”), which went public in 1969, and later was taken private with General Atlantic Partners in 1984 through a leveraged buyout. In 1986, CGA’s divisions were sold to Computer Associates and CapGemini, after which Mr. Goldsmith co-founded Updata Software and Sablesoft, both of which were acquired by Online Software and Platinum Technologies, respectively. Mr. Goldsmith has previously served on the boards of directors of several publicly traded companies including: Goal Systems, Compuware (NASDAQ: CPWR), Alphanet, Astea (NASDAQ: ATEA), and Frontstep. He received his Bachelor of Arts degree from Rutgers University. Mr. Goldsmith’s financial expertise, his significant experience in the information technology industry and his strong background in founding, leading, and growing technology companies, as well as his experience in strategic mergers and acquisitions provides our Board of Directors with valuable insight and leadership.

William O. Grabe

Mr. Grabe has served as a director of Covisint since November 2012. Mr. Grabe possesses broad experience in financial and technology companies. Mr. Grabe is an Advisory Director of General Atlantic LLC, a private equity firm that provides capital for global growth companies, and has been affiliated with General Atlantic LLC and its predecessors since April 1992. Prior to his role at General Atlantic, Mr. Grabe was an IBM Vice President and General Manager for the Marketing and Services group at IBM United States. Mr. Grabe is currently a director of Lenovo Group Limited (SEHK: 0992) (Chairing its Compensation Committee) and Gartner, Inc. (NYSE: IT) (Chairing its Governance Committee) and previously served on the boards of directors of Compuware (NASDAQ: CPWR), from 1992 to 2012, InfoTech Enterprises Limited (NSE: INFOTECENT), from 2007 to 2010, and Patni Computer Systems, Ltd., from 2002 to 2011. Mr. Grabe also serves on the boards of directors of several non-public organizations, including Quality Technology Services, and several not-for-profit organizations including Outward Bound International, the UCLA Anderson School of Management, The Nature Conservancy in Florida, The Santa Lucia Preserve and Grand Canyon Trust. Mr. Grabe earned his Bachelor of Science degree from New York University and his Master of Business Administration degree from the UCLA Graduate School of Business. Mr. Grabe’s broad experience as a director of a number of public companies, along with his long career as a private equity investor and former manager at IBM and his 20-year history with Compuware, allow him to bring a unique and valuable perspective to our Board of Directors.

Lawrence David Hansen

Mr. Hansen has been a director of Covisint since January 2014. Since July 2014, Mr. Hansen has been Vice President and General Manager at Dell, Inc. From December 2012 to June 2014, Mr. Hansen was President and CEO of SafeNet, Inc., a leading provider of data centric security solutions. From February 2012 to December 2012, Mr. Hansen was Vice President and General Manager of BMC Software, Inc., which acquired Numara Software, Inc. where Mr. Hansen was President and CEO from August 2011 to February 2012. During the preceding 10 years, he was employed in various roles at CA Technologies, Inc., including General Manager, Enterprise Solutions and Cloud Products, General Manager Management Products and Solutions, Corporate Senior Vice President and General Manager of Security Management Products. Mr. Hansen’s significant knowledge of all aspects of the cloud computing industry ranging from security to sales provides our Board of Directors with valuable insight and experience.

Samuel M. Inman, III

Mr. Inman has served as a director of Covisint since January 2014. He served as Interim President and Chief Executive Officer of Covisint from March 2014 through May 22, 2014, when he became the permanent President and

Chief Executive Officer of Covisint. From April 2011 to May 22, 2014, Mr. Inman served as an independent consultant providing advice to the management and boards of directors of technology companies.  From April 2008 through April 2011, Mr. Inman was President and CEO of Comarco Wireless Technologies, Inc. a technology company with extensive intellectual property for power adapter products.  Mr. Inman has extensive experience in the management of technology companies including being CEO of Viking Components, Inc. and Centura Software Corporation.  Mr. Inman has been a director of Comarco Wireless Technologies, Inc. (CMRO); Centura Software Corporation (CNTR); and Objectshare, Inc. (OBJS). Mr. Inman’s industry perspective, broad leadership experience, and his ability to manage technology companies for success provide an important skill set to our Board of Directors.

Philip F. Lay
Mr. Lay has served as a director of Covisint since January 2014, and its lead director since November 2014. Mr. Lay has been a senior advisor to The Chasm Group from July 2014 to the present. From December 2012 to July 2014, Mr. Lay was an independent strategic consultant providing advice to the management and boards of directors of technology companies. From March 2003 through November 2012, Mr. Lay was Managing Director and co-founder of TCG Advisors LLC, a market and operating strategy consulting firm for technology companies. Prior to TCG Advisors, Mr. Lay was a managing director at The Chasm Group, the strategy consulting firm originally founded in 1991 by Geoffrey Moore. Previously, Mr. Lay co-founded, operated and sold TGR Software Ltda., a software company originally based in Sao Paulo Brazil, and he held positions in sales and general management at IBM UK, Informatics Brazil, and Cincom Systems, Brazil. Mr. Lay graduated in liberal arts (French and History of Fine Arts) from the University of Reading, Berkshire, UK and the University of Aix-Marseille, in Provence, France. Mr. Lay is also a visiting professor at IESE Business School in Barcelona, Spain. Mr. Lay brings to our Board of Directors a strong background in advising, managing and leading a variety of technology companies. Mr. Lay’s deep expertise in market and operating strategy for technology companies provides an important skill set to our Board of Directors.

The Board of Directors unanimously recommends a vote FOR these nominees.

ITEM NO. 2 - RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP (“Grant Thornton”) was appointed as our independent registered public accounting firm on June 1, 2015 to audit our consolidated financial statements for fiscal 2016 following a competitive selection process. On May 27, 2015, the Audit Committee determined to dismiss Deloitte & Touche LLP (“D&T”) as the Company's independent registered public accounting firm effective immediately following the Company's filing of its Annual Report on Form 10-K for the fiscal year ending March 31, 2015 (“Fiscal 2015 10-K”).

The reports of D&T on the Company's consolidated financial statements as of and for the years ended March 31, 2015 and 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended March 31, 2015 and 2014, there were no (a) disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to D&T's satisfaction, would have caused D&T to make reference to the subject matter thereof in connection with its reports for such years; or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K. Subject to the shareholders' ratification, the Audit Committee has selected Grant Thornton to be our independent auditors for the fiscal year ending March 31, 2016. Before appointing Grant Thornton, the Audit Committee carefully considered the firm's qualifications. Grant Thornton is registered by the Public Company Accounting Oversight Board as a registered public accounting firm.

Representatives from Grant Thornton are expected to be present at the 2015 Annual Meeting of Shareholders and will have the opportunity to make a statement at the meeting if they desire to do so.
As a matter of good corporate practice, we are asking our shareholders to ratify the appointment of Grant Thornton as the Company's independent registered public accounting firm for fiscal 2016. If the shareholders fail to ratify the appointment of Grant Thornton, the Audit Committee would reconsider its appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines such a change would be in our shareholders' best interests.
The Board of Directors unanimously recommends a vote FOR ratifying the appointment of Grant Thornton as the independent registered public accounting firm to audit the Company's fiscal 2016 consolidated financial statements.
Independent Auditor Fees
The following table sets forth the fees billed by D&T for services rendered to the Company for the last two fiscal years.

Fee Category	Fiscal 2015 Fees	Fiscal 2014 Fees
Audit Fees………………………………….…………………..	$ 642,500	$ 725,000
Audit-related Fees………………………………….………….	$ 155,000	$ -0-
Tax Fees………………………………….…………………..	$ 43,600	$ -0-
Total fees………………………………….…………………..	$ 841,100	$ 725,000

Audit Fees
For fiscal 2015 fees, the aggregate audit fees billed by D&T were for professional services rendered for the audit of our 2015 financial statements included in our Annual Report on Form 10-K and the reviews of the interim financial statements included in our Quarterly Reports on Form 10-Q. For fiscal 2014 fees, the aggregate audit fees billed by D&T were for professional services rendered for the audit of our financial statements, as required for our Registration Statement on Form S-1, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q for the 2nd and 3rd quarters of 2014, and the audit of the Company’s 2014 financial statements included in our Annual Report on Form 10-K.

Audit-Related Fees
Audit-related fees are for services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

Tax Fees
The aggregate fees billed by D&T for tax-related services were for professional services for international, federal, state and local tax compliance, tax advice and tax planning.

Policy for Pre-Approval of Audit and Non-Audit Services

All audit services and all non-audit services that our independent auditors are permitted to perform for us under applicable federal securities regulations must be approved by the Audit Committee pursuant to its pre-approval policy. As permitted by the applicable regulations, the Audit Committee's policy utilizes a combination of specific pre-approval on a case-by-case basis of individual engagements of the independent auditors and pre-approval of specified categories of engagements. The policy provides that the duty to pre-approve may be delegated to the Chairman of the Audit Committee, with any such pre-approval reported to the Audit Committee at its next regularly scheduled meeting.

In fiscal 2015, all audit services and all non-audit services were approved by the Audit Committee. The pre-approval policy was not been waived in any instance.

Grant Thornton has not provided the Company with non-audit services. Accordingly, the Audit Committee’s appointment of Grant Thornton to serve as the Company's independent registered public accounting firm for fiscal 2016 is compatible with maintaining Grant Thornton's independence. The Audit Committee reviewed and considered the nature of the non-audit services anticipated to be provided by Grant Thornton to Covisint and determined the services were permitted under applicable rules, and does not consider the provision of such services by Grant Thornton to be incompatible with Grant Thornton's independence.

The Board unanimously recommends a vote “FOR” the above resolution.

CORPORATE GOVERNANCE

We are committed to sound corporate governance principles. Having such principles is essential to maintaining our integrity in the marketplace and ensuring that we are managed for the long-term benefit of our shareholders. Our business affairs are overseen by our Board of Directors (“Board”). Our Board strives to promote the success and continuity of our business through the selection of a qualified management team. It is also responsible for making certain that our activities are conducted responsibly and ethically.

The Board has adopted charters for each of its standing committees, including the Audit Committee, the Compensation Committee and the Nominating/Governance Committee. The Board's committee charters provide the framework under which the committees are governed. The Board has also adopted a “Code of Conduct” that applies to all of our employees, including our chief executive officer and chief financial officer, and a similar Code of Conduct for non-employee directors. The Codes of Conduct identify those areas in which we must act in accordance with law or regulation, and also establish the responsibilities, policies and guiding principles that will assist us in our commitment to adhere to the highest ethical standards and to conduct our business with the highest level of integrity. Our Codes of Conduct and Board committee charters are posted in the “Corporate Governance” section of the “Investor Relations” page at www.Covisint.com. To the extent any amendment is made to the Codes of Conduct that requires disclosure under applicable SEC rules, information regarding such amendment will be posted on the Company's website.

Board of Directors

Director Independence
Our Board of Directors reviews its composition and the independence of each director. Based upon information requested from and provided by each director concerning his background, employment and affiliations, our Board has determined that Homaira Akbari, Bernard M. Goldsmith, William O. Grabe, Lawrence David Hansen and Philip F. Lay meet the independence requirements of The NASDAQ Global Select Market in connection with their service on the Board and any committee of the Board of which they are a member. In making this determination, our Board of Directors considered the relationships that each director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each director.

Meetings

Our Board of Directors met four times in fiscal 2015. Each of director attended at least 75% of the board meetings and committee meetings upon which they served. The Board encourages all directors to attend our Annual Meeting of Shareholders.

Board Leadership Structure

Our Board of Directors is led by our Chairman, Samuel M. Inman, III. The Chairman of the Board chairs all meetings of our Board of Directors, excluding executive sessions. An independent director, Philip F. Lay, serves as the Board’s lead director and acts as liaison between the independent directors and management. This structure allows one person to speak for and lead both the Company and the Board, while also providing for effective independent board oversight through an independent lead director.

In appointing Mr. Inman, the Company’s President and Chief Executive Officer, as the Company’s Chairman, the Board considered the importance of having different people serving in the roles of Chairman of the Board and Chief Executive Officer. The Board determined that, in light of the size and nature of our business, the value of having Mr. Inman serve as CEO and Chairman outweighed the value of separating these positions. Accordingly, the Board appointed Mr. Lay as lead director to better enable the Board to serve its fundamental role of providing advice to and independent oversight of management. The lead director: (a) provides Board leadership where the Chairman’s role may be, or may be perceived to be, in conflict, and also chairs meetings when the Chairman is absent; (b) provides leadership of independent director meetings, including executive sessions or independent director meetings; and (c) serves as liaison between the CEO/Chairman and the independent directors, including working with the Chairman on Board agenda, schedule and communication. However, we also recognize that no single leadership model is right for all companies at all times, and that depending on the circumstances, other leadership models, such as having different people serving as the Chairman of the Board and Chief Executive Officer, might become appropriate. Accordingly, the Board of Directors anticipates periodically reviewing its leadership structure.
Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating/Governance Committee. The composition and responsibilities of each committee are described below.
Audit Committee
Our Audit Committee is currently comprised of Mr. Goldsmith, the Chair of the Audit Committee, and Messrs. Hansen and Lay. We believe that the composition of our audit committee and our Audit Committee’s charter and functioning comply with the requirements for independence under current NASDAQ and SEC rules and regulations. Each member of our Audit Committee is financially literate as required by current NASDAQ Global Select Market listing standards. In addition, our Board of Directors has determined that Mr. Goldsmith is an Audit Committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended. Our Audit Committee, among other things:
selects a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
helps to ensure the independence and performance of the independent registered public accounting firm;
discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent accountants, our interim and year-end operating results;
develops procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

reviews our policies on risk assessment and risk management;
reviews the adequacy and effectiveness of our internal control policies and procedures and review our critical accounting policies;
approves (or, as permitted, pre-approves) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm; and
reviews our annual, quarterly and periodic reports related to financial matters to be filed with the SEC.
The Audit Committee met four (4) times in fiscal 2015.

Report of the Audit Committee
The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Securities and Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act or the Exchange Act.
Our management is responsible for the preparation, presentation and integrity of our financial statements. Management selects the accounting and financial reporting principles used to prepare the financial statements. Management also designs the internal controls and procedures to assure compliance with accounting and reporting standards and applicable laws and regulations. The independent registered public accountants are responsible for auditing our financial statements, expressing an opinion as to their conformity with generally accepted accounting principles, examining the Company’s system of internal controls and expressing an opinion on those controls. The Committee's responsibility is generally to monitor and oversee these processes.
In performance of its oversight function, our Audit Committee has:

•	reviewed and discussed our audited financial statements for the fiscal year ended March 31, 2015, with our management and our independent registered public accountants;

•
discussed with our independent registered public accountants the matters required to be discussed by the Statement on Auditing Standards No.16, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
received the written disclosures and the letter from our independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence; and

•	discussed with our independent registered public accountants their independence.
Based on the review and discussions described above in this section, our Audit Committee recom-mended to our Board of Directors that the audited financial statements for the fiscal year ended March 31, 2015 be included in our Annual Report on Form 10-K for the fiscal year then ended for filing with the SEC.
By the Audit Committee,
Bernard M. Goldsmith
Lawrence David Hansen
Philip F. Lay
Compensation Committee
Our Compensation Committee is currently comprised of Mr. Hansen, the Chair of the Compensation Committee, and Messrs. Goldsmith and Grabe. The composition of our Compensation Committee meets the requirements for independence under current NASDAQ rules. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended. The purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors relating to compensation of our executive officers. Our Compensation Committee, among other things:
reviews, approves and determines, or makes recommendations to our Board of Directors regarding, the compensation of our executive officers;
administers our stock and equity incentive plans;
reviews, approves and makes recommendations to our Board of Directors regarding incentive compensation and equity plans;
will review our compensation report to be included in our annual proxy statement; and
establishes and reviews general policies relating to compensation and benefits of our employees.
The Compensation Committee met three (3) times in fiscal 2015.
Nominating/Governance Committee
Our Nominating/Governance Committee is currently comprised of Mr. Grabe, the Chair of the Nominating/Governance Committee, and Ms. Akbari and Mr. Lay. The composition of our Nominating/Governance Committee meets the requirements for independence under current NASDAQ rules. Our Nominating/Governance Committee, among other things:
identifies, evaluates and selects, or makes recommendations to our Board of Directors regarding, nominees for election to our Board of Directors and its committees;
evaluates the performance of our Board of Directors and of individual directors;

considers and makes recommendations to our Board of Directors regarding the composition of our Board of Directors and its committees;
reviews related party transactions and proposed waivers of our Codes of Conduct;
reviews developments in corporate governance practices;
evaluates the adequacy of our corporate governance practices and reporting; and
develops and makes recommendations to our Board of Directors regarding corporate governance matters.
The Nominating/Governance Committee met one (1) time during fiscal 2015.
The Nominating/Governance Committee does not have a formal diversity policy in place but considers diversity of relevant experience, expertise and background, among other factors, in identifying nominees for director.

Consideration of Director Nominees. In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating/Governance Committee considers qualifications such as relevant management and/or industry experience; high personal and professional ethics, integrity and values; a commitment to representing the long-term interests of our shareholders as a whole; independence under the rules of the SEC and the listing standards of NASDAQ; and an ability and willingness to devote the required amount of time to carry out the duties and responsibilities of directors. The Nominating/Governance Committee believes that it is important that directors have diverse backgrounds and qualifications and it considers experience, education, gender, age and ethnicity, among other things, when identifying and evaluating board candidates.

Identifying Director Nominees. The Nominating/Governance Committee may employ a variety of methods for identifying and evaluating director nominees. The Nominating/Governance Committee regularly assesses the size of the Board, the need for particular expertise on the Board and whether any vacancies are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board would consider various potential candidates for director that may come to the Nominating/Governance Committee’s attention through current Board members, professional search firms, shareholders or other persons. These candidates would be evaluated at regular or special meetings of the Board, and may be considered at any point during the year.
Consideration of Candidates Recommended by Shareholders. The Nominating/Governance Committee will consider candidates recommended by the shareholders, when nominations are properly submitted, under the criteria summarized above in “Consideration of Director Nominees.” The deadlines and procedures for shareholder submissions of director nominees are described below under “Shareholder Proposals and Director Nominations for 2016 Annual Meeting of Shareholders.” These include, without limitation, submission to the Company of specified information relating to such candidate including information required to be disclosed in solicitations of proxies for election of directors, such candidate’s written consent to be named in the proxy statement as a nominee and to serving as a director of the Company if elected, as well as specified information about the shareholder making the submission. Following verification of the shareholder status of persons recommending candidates, the Nominating/Governance Committee will make an initial analysis of the qualifications of any candidate recommended by shareholders or others according to the criteria summarized above to determine whether the candidate is qualified for service on the Board before deciding to undertake a complete evaluation of the candidate. If a shareholder or professional search firm in connection with the nomination of a director candidate provides any materials, such materials would be forwarded to the Nominating/Governance Committee as part of its review. Other than the verification of compliance with procedures and shareholder status, and the initial analysis performed by the Nominating/Governance Committee, the Nominating/Governance Committee and the Board would treat a potential candidate nominated by a shareholder in the same fashion as any other potential candidate during the review process.
Communications with the Board
Shareholders may communicate with the Board of Directors or any individual director by sending a letter to Covisint Corporation, 26533 Evergreen Road, Suite 500, Southfield, Michigan 48076, Attn: Secretary (or any individual director). The Secretary will receive the correspondence and forward it to the Chairman or to any individual director or directors to whom the communication is addressed. The Secretary is authorized to review, sort and summarize all communications received prior to presenting them to the Chairman or to whichever director(s) the communication is addressed. If such communications are not a proper matter for Board attention, the Secretary is authorized to direct such communication to the appropriate department. For example, shareholder requests for materials or information will be directed to investor relations personnel.

Compensation of Directors

Standard Director Compensation Arrangement

Effective November 12, 2014, the standard director compensation arrangement consists of: (a) an initial grant of an option to purchase 40,000 shares of Covisint common stock upon the director’s initial appointment or election as a director which vests in equal parts on the first four anniversaries of the grant date; (b) an annual award of restricted stock units (“RSUs”) valued at $75,000, made contemporaneously with the Company’s annual meeting of shareholders, and vests on the day before the Company’s next annual meeting of shareholders; (c) an annual cash retainer of $25,000 payable annually upon the director’s re-election as a director; and (d) a committee membership annual cash retainer payable on annually upon the director’s re-election as a director. The cash retainer amount is based on the Committee and the director’s role on the Committee as follows:

Committee	Chairperson	Member
Audit	$15,000	$5,000
Compensation	$10,000	$3,750
Nominating/Governance	$5,000	$2,500

A director may elect to convert any cash compensation into RSUs at the fair market value of a share of Company common stock on the date of the annual meeting. The lead director receives an additional annual cash retainer of $15,000.
On November 12, 2014, Ms. Akbari and Messrs. Hansen and Lay were each awarded an option to purchase 40,000 shares of Company common stock at an exercise price of $2.79 per share, and Ms. Akbari and Messrs. Goldsmith, Grabe, Hansen and Lay received an annual RSU grant of 26,882 RSUs. Messrs. Goldsmith and Grabe also elected to convert their cash compensation into RSUs, and therefore received RSU grants of totaling 38,954 and 36,195 respectively.
On March 4, 2013, Messrs. Goldsmith and Grabe were granted options to purchase 100,500 shares of our common stock at an exercise price of $6.77 per share, which represented fair market value on the date of grant. On January 10, 2014, Messrs. Hansen and Lay were granted options to purchase 15,483 shares of our common stock at an exercise price of $13.22 per share. On April 27, 2015, Mr. Hansen surrendered his 15,483 options granted on January 10, 2014 to the Company and forfeited any rights thereunder.
No directors are compensated specifically for attendance at meetings. We reimburse non-employee directors for out-of-pocket expenses they incur for attending Board of Directors and committee meetings.

Director Compensation Table

The following table sets forth information concerning the compensation during fiscal 2015 of our non-employee directors.

Name	FY15 Fees Earned or Paid in Cash ($)	Option Awards ($)	Restricted Stock Unit Awards ($)	All Other Compensation ($)	Total ($)
Homaira Akbari	10,313	52,073	75,000	---	137,386
Bernard M. Goldsmith	---	---	108,682	---	108,682
William O. Grabe	---	---	100,984	---	100,984
Lawrence David Hansen	40,000	52,073	75,000	---	167,073
Philip F. Lay	38,125	52,073	75,000	---	165,198

COMPENSATION OF EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Named Executive Officers
For fiscal year 2015, our Named Executive Officers were Samuel M. Inman, III, our Chief Executive Officer, Michael K. Keddington, our Senior Vice President of Worldwide Sales, and Enrico Digirolamo, our Chief Financial Officer. We refer to these individuals collectively as our “Named Executive Officers” or “NEOs.”
SUMMARY COMPENSATION TABLE
Except as noted below, the following table sets forth information concerning the annual and long-term compensation awarded to, earned by or paid to the Named Executive Officers for the fiscal years ended March 31, 2015 and 2014, respectively.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Samuel M. Inman, III (3)	2015	480,000	307,200	885,458	1,690,509	0	104,082(5)	3,467,249
President and	2014	23,226	0	0	380,419(4)	0	0	403,645
Chief Executive Officer

Michael K. Keddington	2015	355,770 (6)	217,600	0	604,703	0	127,621 (7)	1,305,694
SVP Global Sales	2014	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Enrico Digirolamo	2015	300,000	197,800	0	104,165		4,856(10)	606,821
Chief Financial Officer	2014	217,045(8)	0	0	719,067(9)	0	5,106 (10)	941,218

(1)
Except as noted below, represents the award date fair value associated with restricted stock units, or RSUs, awarded in the respective fiscal years, calculated in accordance with ASC 718-10 “Share Based Payment,” excluding any forfeiture adjustments. The assumptions we used to calculate these amounts are discussed in Note 1 to our audited combined and consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

(2)
Represents the grant date fair value associated with stock options awarded in the respective fiscal years, calculated in accordance with ASC 718-10 “Share Based Payment,” excluding any forfeiture adjustments. These amounts do not necessarily represent the amount of the benefit, if any, that the option holder may realize from the exercise of stock options. The assumptions we used to calculate these amounts are discussed in Note 1 to our audited combined and consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015.

(3)
Mr. Inman served as Interim President and Chief Executive Officer from March 12, 2014 to May 22, 2014, as an independent contractor. The salary amount reported for fiscal 2014 relates solely to his compensation for this role, and his salary in fiscal 2015 includes $80,000 paid to Mr. Inman for service in this capacity.

(4)
The option award amount reported for fiscal 2014 represents payment for his service as an independent director. In November 2014, Mr. Inman surrendered this option award and forfeited his rights thereunder.

(5)
Mr. Inman’s All Other Compensation consists of amounts paid, or estimated to be paid for fiscal 2015, by the Company (a) for the value of term life insurance premiums paid; (b) for commuting to southeastern Michigan, including expenses for flights, hotels, food, and incidentals; (c) value of a company paid apartment; and (d) reimbursement for tax due as a result of the compensation.

(6)	Mr. Keddington joined the Company on April 7, 2014. The salary amount reported for fiscal 2015 represents his partial-year compensation, and payment of his unused vacation time as required by law.

(7)
Mr. Keddington’s All Other Compensation consists of amounts paid, or estimated to be paid for fiscal 2015, by the Company (a) for the value of term life insurance premiums paid; (b) for commuting to southeastern Michigan, including expenses for flights, hotels, food, and incidentals; (c) 401(k) matching contributions, and (d) reimbursement for tax due as a result of the compensation..

(8)	Mr. Digirolamo joined the Company on July 10, 2013. The salary amount reported for fiscal 2014 represents his partial-year compensation.

(9)	Included in the option award amount reported for fiscal 2014 is an option to acquire 18,000 shares of Covisint common stock, which Mr. Digirolamo has surrendered and forfeited his rights thereunder.

(10)	Consists of the amounts paid by the Company for the value of term life insurance premiums paid and for its matching contributions to its 401(k).
Narrative Discussion of Summary Compensation Table
Employment Agreements

We have not entered into any employment agreements with any of our Named Executive Officers other than standard at-will agreements applicable to all of our employees, severance agreements to address potential changes of control in Covisint and Mr. Inman’s Severance Agreement. See “Payments upon a Potential Termination of Employment or Change in Control” below.
Executive Incentive Program
Annual and long-term incentive opportunities are provided under Covisint’s Executive Incentive Program, or “EIP.” For fiscal 2015, the EIP was comprised of an annual cash incentive award and a long-term equity award.
Covisint’s Compensation Committee, in consultation with Covisint’s CEO, approved performance criteria and goals for measuring corporate performance for use with respect to the annual cash incentive award portion of the EIP.
The fiscal year 2015 annual cash incentive award for Covisint’s executive officers focused on the performance of Covisint, specifically on total company revenue (“Revenue”) and annualized subscription revenue (“ASR”). The Compensation Committee of the Board of Directors determined that the long-term incentive award portion of the EIP would be a discretionary grant of Covisint non-qualified stock options, without regard to specific performance measures.
Annual Cash Incentive Awards under the EIP
Covisint’s Board of Directors approved the fiscal 2015 EIP for the Annual Incentive Award for executive management to be measured according to Revenue and Annualized Subscription Revenue (“ASR”), defined as follows:
Revenue-defined as Covisint’s revenue during the fiscal year in conformity with U.S. GAAP.
ASR-defined as the annualized value of new committed subscription revenue for new contracts and incremental committed subscription revenue for renewed contracts signed within the given period.
For the fiscal 2015 EIP, there were three performance levels of attainment established for each component, Revenue and ASR (see chart below), with cash award amounts prorated between each performance level based on Covisint’s actual results. If Covisint met 100% of its Revenue target and 100% of its ASR target, each NEO would receive an Annual Incentive Award equal to 100% of his Annual EIP Target (as reflected in the table below), seventy percent (70%) for meeting the Covisint Revenue target and thirty percent (30%) for meeting the Covisint ASR target.

If Covisint’s performance was below the threshold level for any component, no cash award would be earned with respect to that component. If Covisint’s performance exceeded the maximum level, the cash award would be capped at the maximum payout level.

	Revenue Performance		ASR Performance
	Performance Levels($)	% of NEO Award	Performance Levels ($)	% of NEO Award
Minimum Threshold	89,000,000	50	15,000,000	50
Target	93,000,000	100	18,000,000	100
Maximum	100,000,000	150	24,000,000	200
If Covisint meets or exceeds the minimum thresholds for Revenue and ASR, the cash incentive referred to as the Annual Incentive Award, is paid shortly after Covisint’s fiscal year-end results of operations are final.
To illustrate the annual incentive award, the following table provides hypothetical examples of the fiscal 2015 EIP components at the various tiered targets for an NEO with an annual salary of $400,000 and performance levels attained at target:

Annual EIP Target	Annual Incentive Award
	70% COVS Revenue	30% COVS ASR
100%	$320,000	$80,000
50%	$160,000	$40,000

Except as set forth in the Company’s Severance Agreement discussed below, an NEO whose employment terminates due to disability or death prior to the end of the fiscal year is entitled to a prorated payment of the Annual Incentive Award, based on the number of full months of employment during the fiscal year, if the applicable performance goal(s) are otherwise satisfied for the fiscal year. Any such prorated Annual Incentive Award would be paid to the NEO or to the NEO’s designated beneficiary or legal representative at the same time as all other Annual Incentive Awards payments. Unless the Compensation Committee determines otherwise, an Annual Incentive Award is forfeited if the NEO’s employment terminates for any reason other than disability or death before the payment date.
In fiscal 2015, Covisint’s performance was less than the minimum threshold for Revenue and ASR. Accordingly, no cash bonuses were earned or paid to Covisint executives under the fiscal 2015 EIP.
However, the Compensation Committee authorized the payment of a bonus as if the Company had achieved 64% of its performance metrics. The payment of a cash bonus was based upon the Company’s management making significant progress in transforming the business in fiscal 2015, the speed with which the Company was able to transition out of the healthcare and services business and its achievement of an 80% improvement in ASR over fiscal year 2014.
Long-Term Equity Awards under the EIP
To enhance the link between creating shareholder value and long-term incentive compensation, the Company’s Compensation Committee has the authority to grant equity awards to our NEOs under the Covisint Long-Term Incentive

Plan or LTIP. On November 12, 2014, Messrs. Digirolamo and Keddington were granted options to acquire 80,000 shares of Covisint common stock as part of the 2015 EIP with an exercise price of $2.79. These stock options vest annually in equal installments over a four-year period provided that the participant remains continuously employed by us or one of our affiliates during that time. Stock options expire ten years after the date of grant.
One-Time Grant to Mr. Inman
On July 1, 2014, as part of his compensation package approved by the Board at the time of his hire as President and Chief Executive Officer, the Company granted Mr. Inman (a) stock options to purchase 750,000 shares of the Company’s common stock with an exercise price of $4.86 per share, and (b) 182,193 RSUs. The options and the RSUs both vest in equal parts on the first three anniversaries of the grant date. The options expire 10 years after the grant date. All of the unvested option shares and RSUs will immediately vest and be exercisable on the date of the termination of Mr. Inman’s employment through the option expiration date: (1) in the event that the Mr. Inman ceases to be employed due to his death or disability; (2) under the circumstances set forth in Mr. Inman’s Severance Agreement; (3) in the event Mr. Inman is terminated by the Company without Cause as defined in the Severance Agreement; or (4) if he is constructively terminated following the effective date of a change in control of the Company.

Outstanding Equity Awards Table at Fiscal Year End 2015
The following table provides information on the holdings of option and stock awards by our Named Executive Officers as of March 31, 2015.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Samuel M. Inman, III	07/01/2014	0	750,000(4)	4.86	07/01/2024	-	-
	07/01/2014	0	0	-	-	182,193	369,802

Enrico Digirolamo	08/07/2013	60,000	60,000 (5)	7.18	08/07/2023	-	-
	01/15/2014	5,943	17,836 (6)	12.44
	11/12/2014	0	80,000	2.79	11/12/2024	-	-
Michael K. Keddington	04/07/2014	0	140,000	7.20	04/07/204	-	-
	11/12/2014	0	80,000	2.79	11/12/2024	-	-

(1)	Unless otherwise noted below, the options vest in equal parts over four years on the anniversary of the date of grant.

(2)	One-third of these RSUs vest on each of the first through third anniversary of the date of grant.

(3)	Based upon the closing price of Covisint’s shares of common stock on the NASDAQ Global Select Market on March 31, 2015 (i.e., the last trading day of our fiscal year) of $2.03.

(4)	One-third of the options become exercisable on each of the first through third anniversary of the date of grant.

(5)
One-quarter of these options became exercisable on October 1, 2013, upon consummation of our initial public offering, and one-quarter will become exercisable on each of October 1, 2014, October 1, 2015, and October 1, 2016.

(6)	In April 2015, Mr. Digirolamo surrendered this option award and forfeited his rights thereunder.

Covisint Corporation 2009 Long Term Incentive Plan
Grants of equity-based awards are made under the Covisint LTIP. We have reserved 7,500,000 of our common shares for issuance under the Covisint LTIP, subject to adjustment for forfeitures, cancellations, expirations and other terminations, and for changes made to the outstanding common shares by reason of any mergers, stock splits or similar transactions. The Covisint LTIP is administered by the Compensation Committee of the Covisint Board which may grant stock options (incentive and nonqualified), stock appreciation rights, restricted stock, restricted stock units, performance-based cash or stock awards and cash incentive awards under the respective plan. The terms of each award are set forth in a written agreement with the recipient. All employees and directors of Covisint and its subsidiaries are eligible to participate in the Covisint LTIP and recipients of grants are selected by the administrator in its sole discretion from time to time. The principle terms of Covisint’s LTIP is summarized below.
Options and stock appreciation rights may not be exercised after the tenth anniversary of the grant date. The exercise price of any option or stock appreciation right must not be less than the fair market value of our common shares on the grant date. Payment upon exercise of an option may be made in cash or pursuant to various cashless methods. Upon exercise of a stock appreciation right, the participant will have the right to receive the excess of the aggregate fair market value of the shares on the exercise date over the aggregate exercise price. Payments may be made to the holder in cash or common shares as specified in the grant agreement. Option and stock appreciation right awards may not include rights to dividend equivalents or reload option grants. Incentive stock options are subject to certain additional limitations.
Awards of restricted stock and restricted stock units are subject to restrictions on transferability and alienation and other restrictions as the relevant administrator may impose. Subject to applicable restrictions on transfer, recipients of restricted shares that are issued and outstanding have the same rights as other holders of our common stock, including all voting and dividend rights, prior to vesting. Recipients of RSUs may receive dividend equivalent rights at the administrator’s discretion. RSUs may be payable in common shares or cash as of the vesting date.
Performance awards consist of the right to receive cash or common shares. The written agreement for each grant will specify the performance goal or goals, the period over which the goals are to be attained, the payment schedule if the goals are attained and other terms as the administrator determines. A participant will be entitled to vote any shares that are issued and outstanding prior to satisfaction of the performance goals, and any dividends received will be reinvested in additional performance shares subject to the related performance goals.
Incentive awards may be based on the attainment of Company performance levels as established by the administrator. Incentive awards will be paid in cash and will equal a percentage of the participant’s base salary for the fiscal year, a fixed dollar amount or some other formula determined by the administrator.

The administrator may designate that any award in the form of restricted stock, restricted stock units, performance shares, performance stock units or incentive awards be granted pursuant to Section 162(m) of the Code. As a result, such grants will be subject to certain additional requirements intended to satisfy the exemption for performance-based compensation under Section 162(m) of the Code. The Covisint LTIP also contains limitations on the amount of grants if intended to comply with the performance-based compensation exemption under Section 162(m) of the Code.
The Covisint LTIP permits the administrator to determine, as set forth in the applicable grant agreement, the consequences of termination of employment or services, and contains default provisions in the event the grant agreement is silent. Unless otherwise set forth in an applicable award agreement, unvested awards (i) are generally forfeited upon a termination for any reason other than death, and (ii) become fully vested upon participant’s death. Awards are not transferable other than by will or the laws of descent and distribution or the consent of the administrator, and stock options and stock appreciation rights may only be exercised by the participant during his or her lifetime.

No new awards may be granted under the Covisint LTIP after August 24, 2019. The administrator may terminate the plan or the granting of any awards under the plan at any time. In addition, the administrator may amend the plan and the terms of outstanding awards, but the approval of shareholders or, in the case of outstanding awards, recipients, is required for certain amendments.
Awards under the Covisint LTIP are generally subject to special provisions upon the occurrence of a change in control transaction as described in the Covisint LTIP. The administrator also may provide that upon a change in control transaction, outstanding options and stock appreciation rights become fully exercisable; any restricted stock and RSUs become vested and transferable; any performance goals are deemed satisfied and any restrictions on any performance award immediately lapse and the awards become immediately payable; or awards may be treated in any other way as determined by the administrator. The administrator may also determine that upon a change in control, any outstanding option or stock appreciation right be cancelled in exchange for payment in cash, stock or other property for each vested share in an amount equal to the excess of the fair market value of the consideration to be paid in the change in control transaction over the exercise price.
Payments upon a Potential Termination of Employment or Change in Control
In September 2014, the Company entered into a Severance Agreement with each of Messrs. Digirolamo and Keddington. In the case of Mr. Digirolamo, his prior severance agreement dated July 10, 2013 was terminated. Under the terms of their respective agreements, if Messrs. Digirolamo or Keddington, as applicable, are terminated following a change in control of Covisint, but prior to December 31, 2017, either by the Company without cause or by the executive for good reason, he would be entitled to receive a lump sum severance payment, in cash equal to the sum of (i) his base salary and (ii) his target annual bonus under any annual bonus or incentive plan applicable to him. In addition to the foregoing, they would be entitled to receive, for the twelve (12) month period immediately following the date of his termination for himself and his dependents, health, life, disability and accident insurance benefits at no greater after-tax cost to the executive than the after-tax cost to him immediately prior to his termination.

On July 1, 2014, we entered into a Severance Agreement with Mr. Inman. The Severance Agreement with Mr. Inman has an original term through December 31, 2016, with automatic one-year renewals unless either party provides 15 months’ notice of its intent not to renew. Mr. Inman’s Severance Agreement will expire 24 months following the date of a change in control of the Company (as such term is defined in the Severance Agreement). Under the Severance Agreement, Mr. Inman agrees, following a potential change in control to remain employed until the earlier of (a) a change in control, (b) six months after a potential change in control or (c) his termination of employment.

Under the terms of Mr. Inman’s Severance Agreement, if Mr. Inman experiences a “qualifying termination,” the Company will provide him with the following severance payments and benefits: (i) a cash lump sum payment in an amount equal to his annual base salary and the target annual cash bonus; (ii) reimbursement for 12-months of COBRA continuation coverage, provided Mr. Inman timely elects such COBRA coverage through the Company’s COBRA administrator and such COBRA coverage remains in effect for the 12-month period; (iii) a cash payment in an amount equal to any unpaid incentive compensation which has been allocated or awarded to him for any year prior to the year of termination and which is contingent only on his continued employment and an amount equal to the pro rata portion of the award he would have earned with respect to the year in which the termination occurs; and (iv) full vesting of any outstanding stock options or stock awards. For this purpose, a “qualifying termination” means Mr. Inman’s employment is terminated by the Company for any reason other than for “cause”, death or “disability” or Mr. Inman terminates his employment for “good reason” during the term of the Severance Agreement (as such terms are defined in the Severance Agreement). Mr. Inman’s Severance Agreement provides that if payments and benefits provided to Mr. Inman would constitute an “excess parachute payment” for purposes of Section 280G of the Code, he will either have his payments and benefits reduced to the highest amount that could be paid without triggering Section 280G or receive the after-tax amount of his payment and benefits, whichever results in the greater after-tax benefit to Mr. Inman, taking into account the excise tax imposed under Section 4999 of the Code and any applicable federal, state and local taxes.
Other than the agreements described immediately above, we have not entered into any employment, severance or separation agreements with any of our NEOs.

Other Perquisites

The NEOs are provided a limited number of perquisites in addition to benefits provided to our other employees. The purpose of these perquisites is to facilitate their commuting to their work in southeastern Michigan from their personal residences out of state.

Deductibility of Executive Compensation
Code Section 162(m) restricts the deductibility of executive compensation paid to the Company's CEO and certain other NEOs to not more than $1 million in annual compensation (including gains from vesting RSUs and the exercise of certain stock option grants). Certain performance-based compensation is exempt from this limitation if it complies with the various conditions described in Section 162(m). The LTIP contains a shareholder-approved restriction on the number of options that may be granted which is intended to cause compensation realized in connection with the exercise of options granted under these plans to be exempt from the restriction on deductibility. In addition, the LTIP contains provisions that permit us to pay other performance-based compensation that would be exempt from restrictions on deductibility under Section 162(m) if properly structured. Some components of our compensation program result in payments that are subject to these restrictions on deductibility. However, the Compensation Committee has concluded that the effect on the Company’s results of operations from the limit on deductibility is not material and that it is appropriate to exceed the restrictions on deductibility under Section 162(m) to ensure that executive officers are compensated in a manner that it believes to be consistent with the best interests of the Company and its shareholders. The Committee may continue to approve non-deductible compensation in appropriate circumstances.
OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.
To our knowledge, based solely on our review of the copies of such reports furnished to us during or with respect to fiscal 2015, or written representations that no Form 5 was required, we believe that all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% beneficial owners were met during fiscal 2015.
Related-party Transactions
The charters of our Audit Committee and Nominating/Governance Committee require that any transaction with a related party, including transactions that must be reported under applicable rules of the SEC (other than compensation-related matters), must be reviewed and approved or ratified by the Audit Committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by the Nominating/Governance Committee.
Relationship with Compuware Corporation
Prior to our Initial Public Offering or IPO, we operated as a division of Compuware Corporation beginning in 2004 and, effective as of January 1, 2013, upon the contribution by Compuware to us of substantially all of the assets and liabilities related to our business, we operated as a subsidiary of Compuware. Following the IPO, Compuware continued to own greater than 80% of our common stock until October 31, 2014, when Compuware distributed its holdings of Covisint common stock to Compuware shareholders.

Expense of Soliciting Proxies

The Company will bear the expense of Internet web site hosting and soliciting proxies, including the cost of preparing, printing and mailing the Notice of Internet Availability of Proxy Materials, the Notice of the 2015 Annual

Meeting of Shareholders, the Proxy Statement, the 2015 Annual Report and the accompanying proxy card. These materials are being sent to brokers, nominees and other shareholders of record by U.S. mail or by electronic mail if so requested. The Notice of the 2015 Annual Meeting of Shareholders, the Proxy Statement and the 2015 Annual Report will be available to view on the Internet web site. Each shareholder may request that copies of these materials and an accompanying proxy card be distributed to them directly either by U.S. mail or by electronic mail.

We may supplement our solicitation of proxies by mail with personal interview, telephone or facsimile solicitation by our directors, officers and other regular employees. We will not pay any special compensation to them for these services. We will request that brokers, nominees and other similar record-holders forward proxy materials to the beneficial owners of our common shares, and we will reimburse them upon request for their reasonable expenses incurred in forwarding such material.

SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2016 ANNUAL MEETING OF SHAREHOLDERS
Proposals of shareholders that are intended to be presented at our 2016 Annual Meeting of Shareholders must be received by our Secretary at our offices, 26533 Evergreen Road, Suite 500, Southfield, Michigan 48076, no later than March 17, 2016, to be considered for inclusion in our Proxy Statement and proxy card relating to that meeting. In addition, our Bylaws provide that, in order for a shareholder proposal or nomination to be properly brought before the 2016 Annual Meeting, we must receive written notice of such proposal or nomination and the information required by the Bylaws on or before March 17, 2016, but not before April 16, 2016. If the date for the 2016 Annual Meeting of Shareholders is significantly different than the first anniversary of the 2015 Annual Meeting of Shareholders, the Bylaws and SEC rules provide for an adjustment to the notice periods described above. All proposals for director nominees or matters to be considered and voted upon by shareholders at the meeting, whether intended to be included in the Company's proxy or not, should be sent by certified mail, return receipt requested and should satisfy the applicable informational requirements contained in the Company's Bylaws and the rules of the SEC. We expect the persons named as proxies for the 2016 Annual Meeting of Shareholders to use their discretionary voting authority, to the extent permitted by law, with respect to any proposal presented at that meeting by a shareholder who does not provide us with written notice of such proposal complying with the applicable requirements on or before such date.